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                                                                    Exhibit 99-2

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-86275 and 333-22037) of Xerox Corporation of our report dated June 16, 2003, relating to the financial statements of The Profit Sharing Plan of Xerox Corporation and The Xerographic Division, Union of Needletrades, Industrial and Textile Employees, A.F.L. - C.I.O. - C.L.C., which appears in this Form 11-K.


                                                  /s/ PricewaterhouseCoopers LLP
                                                      PricewaterhouseCoopers LLP

New York, New York
June 25, 2003